Exhibit 99.1

Intellinetics Grows Revenues 10% in Q3 2023; 27% Year-to-Date

Initial IPAS Commercial Successes Expected to Significantly

Accelerate SaaS Revenues

COLUMBUS, OH – November 14, 2023 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and nine months ended September 30, 2023.

2023 Third Quarter Financial Highlights

●	Total Revenue increased 10.0% over the same period in 2022.
○ The growth in Q3 was fully organic.
●	Software as a Service revenue increased 6.8% over the same period in 2022.
●	Professional services revenue increased 16.2% over the same period in 2022.
●	Total operating expenses increased 10.3% over the same period in 2022.
●	Net Income of $209,331, or $0.05 per fully diluted share, compared to net income of $217,536, or $0.05 per fully diluted share, for the same period in 2022.
●	Adjusted EBITDA decreased 12.7% to $708,749, compared to $811,345 from the same period in 2022.

	Three months ended September 30, 2023	Three months ended September 30, 2022
Revenues by revenue source
Sale of software	$9,422	$18,390
Software as a service	1,293,745	1,211,407
Software maintenance services	353,010	352,892
Professional services	2,333,090	2,007,613
Storage and retrieval services	259,162	269,325
Total revenues	$4,248,429	$3,859,627

James F. DeSocio, President & CEO of Intellinetics, stated, “We delivered another quarter of double-digit revenue growth, bolstered by continued expansion of our SaaS revenue and high customer retention, leading to continued profitability. While third quarter year-over-year net income and adjusted EBITDA results declined from a record-setting Q3 in 2022, for the 9-month period year-to-date, we generated meaningful improvements in operating income, net income, and Adjusted EBITDA. I am further pleased that our cash flow generation has continued to be strong: in the third quarter we paid off $700,000 in debt principal, fully repaying a debt financing round and bringing our year-to-date debt and earnout payments to $1.7 million. We look forward to continued growth of our business, and expect recently enacted price increases to contribute to our overall results. We continue to see strong demand. Intellinetics has built a stable, profitable platform for continued top- and bottom-line growth, and we are investing in marketing to help us capture share in the large, growing markets that we serve.”

“Our recently announced IPAS product has generated signed contracts which will yield in excess of $475,000 in annualized SaaS recurring revenue, all of which should be up and running before the end of March, 2024,” added Mr. DeSocio. “IPAS is an excellent solution for managing payables for large and complex enterprises, providing an instant net cost savings for the customer. We look for IPAS to be a meaningful driver of accelerated growth in our SaaS revenues. IPAS is and will continue to be sold through channels where it is filling an unmet need, or direct to our existing customer base. We are excited by our early success to date, especially as it comes on top of the continued progress we are having with our other product offerings.”

“Cross-selling continues to be an area of focus,” continued Mr. DeSocio. “The number of customers using more than one of our services continues to grow. Simultaneously, we are expanding our relationship with key clients. We anticipate continued organic growth for the foreseeable future.”

Summary – 2023 Third Quarter Results

Revenues for the three months ended September 30, 2023 were $4,248,429, an increase of 10.0%, organically, as compared with $3,859,627 for the same period in 2022. The increase was driven by a 6.8% increase in SaaS revenue, and a 16.2% increase in professional services fees, partially offset by lower sales of licensed software. The increase in professional services was enabled by our ability to hire and retain people in our document conversion segment.

Total operating expenses increased 10.3% to $2,260,036, compared to $2,048,182 due to increases in depreciation and amortization (a non-cash expense) of $191,189 and general and administrative costs associated with higher revenue. Income from operations was $345,555 compared to $458,003 in the third quarter last year.

Intellinetics reported net income of $209,331, up 54% sequentially compared to the second quarter and down slightly compared to $217,536 for the same period in 2022. Basic and diluted net income per share for the three months ended September 30, 2023 and the period ended September 30, 2022 was $0.05. Adjusted EBITDA was $708,749 compared to $811,345 in the year-ago period.

Summary – 2023 Year-to-Date Results

Yellow Folder, acquired April 1, 2022, contributed $2,707,764 in revenue in the nine months ended September 30, 2023, compared to $1,620,224 in revenue in the nine months ended September 30, 2022. Inclusive of the contribution from Yellow Folder, revenues for the nine months ended September 30, 2023 were $12,639,692, an increase of 27.2% as compared with $9,978,782 for the same period in 2022. Total operating expenses increased 17.0% to $6,915,921, compared to $5,910,261. Income from operations was $925,942, an increase of 122.2% compared to income from operations of $416,779 for the first nine months last year. Intellinetics reported net income of $457,628, or $0.11 per basic and $0.10 per diluted share, compared to net loss of $176,757, or $(0.05) per basic and diluted share, for the same period in 2022. Adjusted EBITDA was $1,990,274 compared to $1,743,580.

2023 Outlook

Based on management’s current plans and assumptions, the Company reiterated expectations that it will grow revenues and Adjusted EBITDA on a year-over-year basis for the fiscal year 2023.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (888) 437-3179 (toll-free) or (862) 298-0702. A replay of the call can also be accessed via phone through November 28, 2023 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13742495.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including fourth quarter and full year results; organic revenue growth from both new and existing customers; market share, growth of our markets, and better results due to price increases; sustainable profitability; the rollout and success of new products, including IPAS; continued growth of SaaS revenue; cross-selling efforts and other synergies associated with our acquisition of Yellow Folder; expansion of relationships with key customers; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

FNK IR

Tom Baumann / Rob Fink

646.349.6641 / 646.809.4048

INLX@fnkir.com

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended September 30,
	2023	2022
Net income (loss) - GAAP	$209,331	$217,536
Interest expense, net	136,224	240,467
Depreciation and amortization	247,738	205,849
Stock-based compensation	115,456	118,999
Change in fair value of earnout liabilities	-	28,494
Adjusted EBITDA	$708,749	$811,345

	For the Nine Months Ended September 30,
	2023	2022
Net income (loss) - GAAP	$457,628	$(176,757)
Interest expense, net	468,314	593,536
Depreciation and amortization	715,259	524,070
Stock-based compensation	349,073	302,451
Change in fair value of earnout liabilities	-	144,999
Transaction costs	-	355,281
Adjusted EBITDA	$1,990,274	$1,743,580

Recurring Revenue: Recognized revenue for any applicable period that we characterize as being recurring in nature, without regard to contract start or end dates or renewal rates. It includes the following revenue types: SaaS subscription agreements, maintenance contracts related to perpetual software licenses, storage and retrieval services, and professional services revenues in the nature of business process outsourcing. It excludes revenues of a type that are not expected to recur, primarily perpetual licenses, most document conversion services, and other professional services that are project based. Recurring revenue is not determined by reference to deferred revenue, unbilled revenue, or any other GAAP financial measure over any period, so the Company has not reconciled the Recurring Revenues to any GAAP measure. Recurring revenue should not be extrapolated into a precise prediction of future revenues, because it does not take into account our contract start and end dates and our renewal rates. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Intellinetics’ recurring revenue streams versus prior periods.

Reconciliation of revenues to recurring revenues:

	For the three months ended September 30,
	2023	2022

Revenues as reported:
Sale of software	$9,422	$18,390
Software as a service	1,293,745	1,211,407
Software maintenance services	353,010	352,892
Professional services	2,333,090	2,007,613
Storage and retrieval services	259,162	269,325
Total revenues	$4,248,429	$3,859,627
Revenues – recurring only:
Sale of software – recurring	$-	$-
Software as a service – recurring	1,223,291	1,139,914
Software maintenance services – recurring	353,010	352,892
Professional services – recurring	732,576	681,783
Storage and retrieval services – recurring	227,050	239,308
Total recurring revenues	$2,535,927	$2,413,897

Revenues – non-recurring only:
Sale of software – non-recurring only	$9,422	$18,390
Software as a service – non-recurring only[1]	70,454	71,493
Software maintenance services – non-recurring only	-	-
Professional services – non-recurring only	1,600,514	1,325,830
Storage and retrieval services – non-recurring only	32,112	30,017
Total non-recurring revenues	$1,712,502	$1,445,730

Total recurring and non-recurring revenues	$4,258,429	$3,859,627

Note 1 – Software as a service non-recurring revenue is comprised of professional services setup fees which are recognized ratably over the initial contract period. They do not renew, and are therefore non-recurring. Under ASC 606, they are deemed essential to the functionality of the subscription Software as a service, and are therefore recognized together with the subscription Software as a service revenue.

Total Contract Value: Estimated total future revenues from contracts signed during the period. This refers to contracts or projects that have been awarded by our customers, and it presumes the provision of all software, subscription services, and/or professional services, with no termination of any awarded contracts. There can be no guarantee that all work will be completed during any fiscal period, or that the contracts will not be terminated before all the estimated future revenues are earned, received, and/or recognized. Total Contract Value is a performance measure that the Company believes provides useful information to its management and investors as it allows the Company to better track the Company’s current sales performance, without any adjustment to exclude revenues that will not be earned, received, or recognized until future periods. Total Contract Value includes new sales in all our revenue categories, including SaaS, perpetual software licenses, maintenance, storage and retrieval, and professional services, to new or existing customers. It excludes renewals (and price increases on renewals if any). Total Contract Value is not a substitute for total revenue. There is no GAAP measure that is comparable to Total Contract Value, so the Company has not reconciled the Total Contract Value to any GAAP measure.

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(unaudited)
	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$1,689,125	$2,696,481
Accounts receivable, net	1,324,225	1,121,083
Accounts receivable, unbilled	1,277,800	596,410
Parts and supplies, net	95,170	73,221
Contract assets	138,062	80,378
Prepaid expenses and other current assets	339,391	325,466
Total current assets	4,863,773	4,893,039

Property and equipment, net	961,504	1,068,706
Right of use assets, operating	2,716,512	3,200,191
Right of use asset, finance	233,711	154,282
Intangible assets, net	4,036,915	4,419,646
Goodwill	5,789,821	5,789,821
Other assets	624,184	417,457
Total assets	$19,226,420	$19,943,142

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$249,359	$370,300
Accrued compensation	437,468	411,683
Accrued expenses	223,309	114,902
Lease liabilities, operating - current	713,638	692,074
Lease liability, finance - current	48,802	22,493
Deferred revenues	3,132,125	2,754,064
Earnout liabilities - current	-	700,000
Notes payable - current	-	936,966
Total current liabilities	4,804,701	6,002,482

Long-term liabilities:
Notes payable - net of current portion	2,178,190	2,085,035
Notes payable - related party	552,723	529,084
Lease liabilities, operating - net of current portion	2,126,449	2,624,608
Lease liability, finance - net of current portion	188,854	133,131
Total long-term liabilities	5,046,216	5,371,858
Total liabilities	9,850,917	11,374,340

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,073,757 shares issued and outstanding at September 30, 2023 and December 31, 2022	4,074	4,074
Additional paid-in capital	30,528,090	30,179,017
Accumulated deficit	(21,156,661)	(21,614,289)
Total stockholders’ equity	9,375,503	8,568,802
Total liabilities and stockholders’ equity	$19,226,420	$19,943,142

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues:
Sale of software	$9,422	$18,390	$88,361	$93,986
Software as a service	1,293,745	1,211,407	3,810,095	2,801,084
Software maintenance services	353,010	352,892	1,051,691	1,033,375
Professional services	2,333,090	2,007,613	6,930,695	5,221,326
Storage and retrieval services	259,162	269,325	812,850	829,011
Total revenues	4,248,429	3,859,627	12,693,692	9,978,782

Cost of revenues:
Sale of software	5,889	10,647	21,414	44,232
Software as a service	200,104	207,502	679,126	489,939
Software maintenance services	13,165	19,024	44,998	56,509
Professional services	1,338,526	1,028,074	3,832,983	2,794,783
Storage and retrieval services	85,154	88,195	273,308	266,279
Total cost of revenues	1,642,838	1,353,442	4,851,829	3,651,742

Gross profit	2,605,591	2,506,185	7,841,863	6,327,040

Operating expenses:
General and administrative	1,516,009	1,321,299	4,632,559	3,511,852
Change in fair value of earnout liabilities	-	28,494	-	144,999
Transaction costs	-	-	-	355,281
Sales and marketing	496,289	492,540	1,568,103	1,374,059
Depreciation and amortization	247,738	205,849	715,259	524,070

Total operating expenses	2,260,036	2,048,182	6,915,921	5,910,261

Income from operations	345,555	458,003	925,942	416,779

Interest expense	(136,224)	(240,467)	(468,314)	(593,536)

Net income (loss)	$209,331	$217,536	$457,628	$(176,757)

Basic net income (loss) per share:	$0.05	$0.05	$0.11	$(0.05)
Diluted net income (loss) per share:	$0.05	$0.05	$0.10	$(0.05)

Weighted average number of common shares outstanding - basic	4,073,757	4,073,757	4,073,757	3,664,024
Weighted average number of common shares outstanding - diluted	4,387,515	4,695,162	4,389,145	3,664,024

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2023	2022

Cash flows from operating activities:
Net income (loss)	$457,628	$(176,757)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	715,259	524,070
Bad debt expense	59,485	22,370
Amortization of deferred financing costs	138,234	155,667
Amortization of debt discount	22,044	79,999
Amortization of right of use asset, financing	28,181	-
Stock issued for services	-	57,500
Stock option compensation	349,073	244,951
Change in fair value of earnout liabilities	-	144,999
Changes in operating assets and liabilities:
Accounts receivable	(262,627)	368,139
Accounts receivable, unbilled	(681,390)	(47,164)
Parts and supplies	(21,949)	2,151
Prepaid expenses and other current assets	(71,609)	(168,815)
Accounts payable and accrued expenses	13,251	45,403
Operating lease assets and liabilities, net	4,673	21,415
Deferred compensation	-	(80,662)
Deferred revenues	378,061	731,468
Total adjustments	670,686	2,101,491
Net cash provided by operating activities	1,128,314	1,924,734

Cash flows from investing activities:
Cash paid to acquire business, net	-	(6,383,269)
Capitalization of internal use software	(348,051)	(315,148)
Purchases of property and equipment	(84,002)	(142,903)
Net cash used in investing activities	(432,053)	(6,841,320)

Cash flows from financing activities:
Payment of earnout liabilities	(700,000)	(1,018,333)
Proceeds from issuance of common stock	-	5,740,758
Offering costs paid on issuance of common stock and notes	-	(746,342)
Proceeds from notes payable	-	2,364,500
Proceeds from notes payable - related parties	-	600,000
Principal payments on financing lease liability	(23,167)	-
Repayment of notes payable	(980,450)	-
Net cash (used in) provided by financing activities	(1,703,617)	6,940,583

Net (decrease) increase in cash	(1,007,356)	2,023,997
Cash - beginning of period	2,696,481	1,752,630
Cash - end of period	$1,689,125	$3,776,627

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$329,855	$357,870
Cash paid during the period for income taxes	$8,344	$11,050

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for warrants	$-	$169,900
Discount on notes payable - related parties for warrants	-	43,113
Warrants issued and extended for common stock issuance costs	-	412,500
Right-of-use asset obtained in exchange for finance lease liability	107,610	-

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Accounts receivable	$-	$68,380
Prepaid expenses	-	38,913
Property and equipment	-	30,018
Intangible assets	-	3,888,000
Goodwill	-	3,466,934
Accounts payable	-	(36,446)
Deferred revenues	-	(1,072,530)
Net assets acquired in acquisition	-	6,383,269
Cash used in business acquisition	$-	$6,383,269